UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2010

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On April 21, 2010, Evans Bancorp, Inc. issued a press release setting forth its results of operations and financial condition for the first quarter ended March 31, 2010. A copy of that press release is attached hereto as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of shareholders of Evans Bancorp, Inc. (the "Company") was held on April 22, 2010. At the meeting, Phillip Brothman, Mary Catherine Militello, David J. Nasca, David M. Taylor and Thomas H. Waring, Jr. were re-elected as directors for a term of three years, and the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2010 was ratified.
The following table reflects the tabulation of votes with respect to the matters voted on at the 2010 annual meeting:
Proposal I:
Election of Directors

Phillip Brothman
FOR 1,444,645
AGAINST 55,630
WITHHELD 550,447

Mary Catherine Militello
FOR 1,401,296
AGAINST 98,979
WITHHELD 550,447

David J. Nasca
FOR 1,485,838
AGAINST 14,437
WITHHELD 550,447

David M. Taylor
FOR 1,485,621
AGAINS 14,654
WITHHELD 550,447

Thomas H. Waring, Jr.
FOR 1,386,902
AGAINST 113,373
WITHHELD 550,447

Proposal II:

Ratification of Appointment of KPMG LLP
FOR 1,973,455
AGAINST 57,304
ABSTAIN 19,963

The following directors also continued their terms in office following the 2010 annual meeting:
James E. Biddle, Jr.
Kenneth C. Kirst
Robert G. Miller, Jr.
John R. O’Brien
James Tilley
Nancy W. Ware

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit 99.1 Press Release of Evans Bancorp, Inc. dated April 21, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

April 27, 2010	By:	/s/David J. Nasca

Name: David J. Nasca
Title: President & C.E.O.

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Evans Bancorp, Inc. dated April 21, 2010